SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                                 April 17, 2001

                      IDM Participating Income Company - II

California                          0-16832                        33-0177934
(State of                         (Commission                      (Employer
incorporation)                    File Number)                      ID No.)

               19401 South Vermont, Suite K100, Torrance, CA 90502
                                    (Address)

                                 (562) 590-1390
                                     (Phone)

          2424 S.E. Bristol Street, Suite 333, Newport Beach, CA 92660
                                (Former Address)


ITEM 1. Changes in Control of Registrant

(a) As of September 2000, a majority of limited partners voted to expel and remove IDM Participating General Partners' Co.-II ("IDM GP") as the general partner of the Registrant. As of that same date NewPic GP Corporation ("NewPic"), a company formed by four limited partners of Registrant, was elected as replacement general partner. This vote was accomplished by solicitation of consent/proxies from the limited partners. IDM GP was notified of the vote but refused to acknowledge the change in control and refused to surrender Registrant's records. NewPic and Registrant thus filed a lawsuit on October 25, 2000. On January 29, 2001, the United States District Court for the Central District of California granted a Preliminary Injunction restraining IDM GP from interfering with the operation of the Registrant by NewPic and compelling IDM GP to turn over the Registrant's books and records to NewPic. IDM GP filed motions to stay the Preliminary Injunction, but these motions were denied by the District Court and the Ninth Circuit Court of Appeals. NewPic received the first records of Registrant on February 21, 2001. IDM GP has filed an appeal of issuance of the Preliminary Injunction, and that appeal is still pending as of the date of this filing. Aside from the issues of change of control of the Registrant and injunctive relief, the lawsuit also seeks damages in excess of $8,500,000 from IDM GP and its affiliates and controlling persons for, among other things, negligence, fraud, breach of fiduciary duty and violation of the Registrant's charter documents.

NewPic GP Corporation was formed on October 27, 1999 for the sole purpose of becoming the general partner of Registrant. The initial paid in capital of NewPic consisted of $1,000. The shareholders of NewPic are Richard Meehan, Wesley Groom, Jack Stellato and William Yetter. Each shareholder owns a 25% interest in NewPic, and each is also a director of NewPic. All are limited partners of Registrant. Except as set forth herein, the principals of NewPic will not receive any compensation for services rendered to NewPic or the Registrant. No consideration was given to the limited partners in respect of the solicitation. No loans or pledges were obtained by the control group for the purpose of acquiring control.

The following table sets forth certain information on NewPic's principals.

Name               NewPic Position               Limited Partnership Units Owned

Richard Meehan     President, Director           1,000
Wesley Groom       Secretary, Director           3,077.86
Jack Stellato      Treasurer, Director             152.27
William Yetter     Director                        118.73

The principals of NewPic own an aggregate of 4,348.86 Units, or about 2.17% of the outstanding limited partnership Units of Registrant. As general partner, NewPic controls 1% of the outstanding Units of Registrant.

(b) There are no arrangements, known to the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.


ITEM 4. Changes in Registrant's Certifying Accountant

(a) In March 2001, Arthur Andersen LLP ("Andersen") was replaced as the Registrant's independent accountant. Andersen was retained effective May 3, 2000 to conduct financial statement reviews in connection with Registrant's year 2000 first, second and third quarter SEC Form 10-Qs. In March 2001 IDM GP and its controlling persons requested that Andersen not provide further auditing or other services to the Registrant. Registrant and NewPic were engaged in litigation with IDM GP, and Andersen was engaged by IDM GP's affiliates and controlling persons to perform auditing and other services in connection with their proposed consolidation of IDM GP's affiliates and controlling entities into a proposed real estate investment trust, American Spectrum Realty, Inc. During the period from May 2000 through March 2001, there were no disagreements reported between the Registrant and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Andersen was not retained to conduct any audits and did not issue any audit reports, nor did Andersen issue any reports related to quarterly reviews, pursuant to its engagement by Registrant. Registrant is currently undertaking a review of services rendered by Registrant's auditors prior to Andersen to ascertain the extent, if any, of errors, negligence or breach of standard accounting practice or procedures.

(b) In March 2001 Registrant appointed Cacciamatta Accountancy Corporation ("CAC") as independent auditor. The Registrant has not consulted CAC on items which (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Registrant's financial statements, (2) concerned the subject matter of a disagreement or a reportable event with Registrant's former accountants, or (3) relate to a review of services rendered by Registrant's prior auditors.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (1) Not Applicable
     (2) Not Applicable
     (3) Exhibits
     16.1. Letter from Arthur Andersen LLP, dated April 17, 2001 addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          IDM PARTICIPATING INCOME COMPANY - II
                                          A California Limited Partnership

                                     By:  NEWPIC GP CORPORATION
                                          General Partner

                                     By:  /s/Richard Meehan
                                          --------------------------------------
                                          Name: Richard Meehan
                                          Title: President


Date: April 17, 2001

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

16.1. Letter from Arthur Andersen LLP, dated April 17, 2001 addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-K.